Exhibit 99.1

Solar Capital Ltd. to Change Name to SLR Investment Corp.;

Investment Advisor Rebrands Platform

NEW YORK, February 24, 2021— Solar Capital Ltd. (Nasdaq: SLRC) today announced that it will change its name to SLR Investment Corp. (“SLR Investment,” “SLRC,” or the “Company”), effective February 25, 2021. This will reflect the concurrent platform rebranding of SLRC’s investment advisor, Solar Capital Partners, to SLR Capital Partners (“SLR” or the “Advisor”). The new names will utilize one brand across the platform. SLR Investment will continue to trade on the Nasdaq under the symbol SLRC.

SLRC will continue to provide U.S. middle market borrowers with a broad suite of financing solutions as well as pursue attractive investment opportunities and complementary lending strategies. The Company will maintain its strategy of investing in cash flow, asset-based and life science loans, as well as equipment financings, and corporate leases.

“The platform’s rebranding reflects our diversified commercial finance firm with a wide range of direct lending strategies supported by experienced investment teams,” said Michael Gross, Co-CEO of SLR Investment Corp. “Our strategy of building attractive specialty finance businesses, furthered by the recent acquisition of Kingsbridge Holdings, should drive growth in net investment income.”

“Since completing our IPO more than 11 years ago, we have focused on expanding our access to high yielding first lien senior secured loans to companies in defensive industries,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “We believe this rebranding reflects our holistic approach to credit investing.”

SLR Investment’s specialty finance companies’ new names will reflect our integrated underwriting platform:

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Crystal Financial will become SLR Credit Solutions. SLR Credit Solutions is a leading provider of direct private credit, focused on delivering complex, creative credit solutions to middle-market companies, across diverse industries, that require flexible asset-based and cash flow financing solutions to achieve their objectives

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Nations Equipment Finance will become SLR Equipment Finance. SLR Equipment Finance is a leading independent equipment finance company that provides senior secured financings to primarily non-investment grade U.S. based companies

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Kingsbridge Holdings, a portfolio company acquired by SLR Investment Corp during the fourth quarter of 2020, will retain its name. Kingsbridge Holdings is a leading independent mid-ticket lessor of information technology, industrial, healthcare and commercial essential-use equipment to a diverse set of investment grade customers.

About SLR Investment Corp.

SLR Investment Corp is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, SLR Investment primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans and asset-based loans.

About SLR Capital Partners

SLR Capital Partners is an SEC-registered investment adviser that primarily invests directly in leveraged, U.S. middle market companies in the form of cash flow and asset-based senior secured investments. The Advisor manages over $7.5 billion of investable capital, including potential leverage, across its public and private BDCs, private credit funds and separately managed accounts, including serving as the investment adviser to two publicly-traded Business Development Companies, SLR Investment Corp. (Nasdaq: SLRC) and SLR Senior Investment Corp. (Nasdaq: SUNS).

Since its formation in 2006, SLR Capital Partners’ platform has invested over $13.0 billion in approximately 1,300 different portfolio companies with approximately 200 private equity sponsors. The platform was founded by Michael Gross and Bruce Spohler, who each have over 30 years of investment experience through multiple credit cycles.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. SLR Investment Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

SLR Investment Corp.

Investor Relations

(646) 308-8770